January 4, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4.01 of Merisel, Inc.'s Form 8-K dated December 15, 2004, and have the following comments:

First Paragraph
o We agree with the statements made in the first and second sentence of this paragraph.
o We have no basis upon which to agree or disagree with the statements made in the third sentence of this paragraph.

Second Paragraph
o We agree with the statements made in this paragraph. For purposes of clarity, references to the "past two years" represent the Company's fiscal years ended December 31, 2003 and 2002.

Third Paragraph
o We disagree with the statement made in the first sentence as the statement is not complete. Deloitte & Touche LLP ("Deloitte") informed the Company that there were various factors that were considered in reaching our conclusion to resign; including, but not limited to those factors discussed in sentences two, three and eight of this paragraph.
o We agree with the statement in the second sentence of this paragraph that the lack of on-going operations of the Company was among the factors considered in reaching our conclusion to resign.
o We agree with the statements made in the third sentence of this paragraph.
o We disagree with the statements in the fourth sentence of this paragraph as the statements are not complete. Deloitte communicated to the Company that additional procedures including, but not limited to those disclosed in the fourth sentence of this paragraph needed to be performed. For purposes of clarity, the investigation had not been completed to Deloitte's satisfaction at the date of its resignation.

o With respect to the fifth sentence of this paragraph, we agree that the Company informed us that the Company is continuing its investigation and that due to a planned relocation of the Company's headquarters the financial systems would be unavailable until December 17, 2004. However, we have no basis to comment as to the accuracy or completeness of the Company's statements.
o We have no basis upon which to agree or disagree with the statements made in the sixth and seventh sentences of this paragraph.
o We agree with the statements made in the eighth and ninth sentences of this paragraph. For purposes of clarity, our conclusion relating to our unwillingness to rely on the representations of the current CEO was based on the releases surrounding the SEC's complaint (detailed in Release No. 33-7976 and summarized in Litigation Release No. 17001) against the officers of Sunbeam, including the current CEO, and the release announcing the settlement (summarized in Litigation Release No. 17952).
o We have no basis upon which to agree or disagree with the statements made in the tenth and eleventh sentences of this paragraph. For purposes of clarity, the Board of Directors did not otherwise inform or disclose to us, either prior to the hiring the current CEO or prior to the date of our resignation, the considerations and conclusions of the Board of Directors with respect to its decision to hire the current Chief Executive Officer as described in these sentences.
o We agree with the statements in the twelfth sentence of this paragraph. For purposes of clarity, the reportable events are those discussed in the third and eighth sentences of this paragraph.

Fourth Paragraph
o We agree with the statements made in the first sentence of this paragraph.
o We have no basis upon which to agree or disagree with the statements made in the second sentence of this paragraph.
o We agree with the statements made in the third sentence of this paragraph.
  For purposes of clarity, Deloitte received verbal authorization from the Audit Committee to respond fully to any inquiries of the successor accountant.

Fifth Paragraph
o We agree with the statements made in the first sentence of this paragraph.
o We have no basis upon which to agree or disagree with the statements made in the second sentence of this paragraph.


Yours truly,

/s/ Deloitte & Touche LLP


Cc: Mr. Donald R. Uzzi, Chief Executive Officer, Merisel, Inc.
    Dr. Arnold Miller, Chairman of the Audit Committee, Merisel, Inc.